UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2019

Zayo Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36690	26-1398293
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1821 30th Street, Unit A, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Zayo Group, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-169979	26-2012549
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1821 30th Street, Unit A, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZAYO	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2019, Zayo Group Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Front Range TopCo, Inc. (“Parent”), a Delaware corporation, and Front Range BidCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Shares”) that is outstanding immediately prior to such time (other than (i) Shares owned by Parent, Merger Sub, the Company (including any Shares held in the treasury of the Company) or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company, or (ii) Shares held by stockholders of the Company who not have voted in favor of the Merger and who are entitled to demand and properly demand their statutory rights of appraisal in accordance with the Delaware General Corporation Law) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $35.00 per share without interest (the “Per Share Amount”).

Each restricted stock unit awarded under any Company stock plan (each, a “Company RSU”) that that was granted prior to the date of the Merger Agreement and which is outstanding and unvested (treating for this purpose any ongoing performance-based vesting condition to which any award of Company RSUs is subject as deemed to be earned based on actual performance, where the calculation as to actual performance is measured through immediately prior to the effective time, the price per Share at the end of such performance period (which determines whether performance has been attained) is the Per Share Amount, and the aggregate value of such Company RSUs that vest based on such performance, applying the applicable formulae in the award agreement pursuant to which such Company RSUs were granted, is divided by the Per Share Amount) will be canceled and terminated and converted at the effective time into the right to receive an amount in cash equal to the Per Share Amount for each Share then subject to such Company RSU (such cash amount being the “Company RSU Consideration”) payable as promptly as practicable following the effective time.

With respect to any Company RSU granted during the period commencing on the date of the Merger Agreement and ending immediately prior to the effective time and which is outstanding and unvested immediately prior to the effective time, such Company RSU (treating for this purpose any ongoing performance-based vesting condition to which any such award of Company RSUs is subject as deemed satisfied based on the greater of the number of Company RSUs subject to such award based on its targeted value or the number of Company RSUs deemed to be earned based on actual performance (where the calculation as to actual performance is measured through immediately prior to the effective time, the price per Share at the end of such performance period (which determines whether performance has been attained) is the Per Share Amount, and the aggregate value of such Company RSUs that performance vest based on such performance, applying the applicable formulae in the award agreement pursuant to which such Company RSUs were granted, is divided by the Per Share Amount), with the resulting number of Company RSUs remaining subject to the continued time-based vesting requirements applicable to such award), such Company RSU will be canceled and terminated and converted at the effective time into the right to receive an amount in cash equal to the Company RSU Consideration with respect to each Share issuable under such Company RSU, which cash amount will vest and become payable by the Surviving Corporation in accordance with the vesting and delivery schedule applicable to such Company RSU as in effect immediately prior to the effective time.

With respect to any Company RSU that is outstanding and vested but unsettled immediately prior to the effective time, such Company RSU will be canceled and terminated and converted at the effective time into the right to receive a cash amount equal to the Company RSU Consideration, payable as promptly as practicable following the effective time.

Concurrently with the execution of the Merger Agreement, (i) Parent has delivered to the Company executed equity commitment letters (each, an “Equity Commitment Letter”) from each of EQT Fund Management S.à r.l. (“EQT”) acting as manager of EQT Infrastructure IV EUR SCSp, EQT Infrastructure IV USD SCSp, EQT Infrastructure IV Co-Investment (B) SCSp and EQT Infrastructure IV Co-Investment (D) SCSp (the “EQT Funds”), Digital Colony Partners, LP (“DCP”), FMR LLC (“FMR”) and DC Front Range Holdings I, LP (“DC Front Range”), pursuant to which the EQT Funds, DCP, FMR and DC Front Range have committed, on and subject to the conditions contained in such letters, to provide equity financing to Parent in the amounts set forth therein and (ii) each of DCP and FMR has delivered to the Company an executed limited guarantee (each, a “Limited Guarantee”), pursuant to which DCP and FMR have guaranteed the payment of a portion of the Parent Termination Fee (as defined below) on and subject to the conditions contained in such guarantees.

Concurrently with the execution of the Merger Agreement, the Equity Commitment Letters and the Limited Guarantees, Parent has delivered to the Company an executed termination fee equity commitment letter from EQT, acting as manager of EQT Infrastructure IV EUR SCSp and EQT Infrastructure IV USD SCSp (the “Termination Fee Equity Commitment Letter”), pursuant to which EQT Infrastructure IV EUR SCSp and EQT Infrastructure IV USD SCSp have committed, on and subject to the conditions contained in such letter, to provide equity financing to Parent in the amounts set forth therein to fund payment of a portion of the Parent Termination Fee.

As of the date of the Merger Agreement, Parent has delivered to the Company (i) an executed debt commitment letter and a fee letter (together, the “Debt Commitment Letter”) pursuant to which the lenders party thereto have committed, subject to the terms and conditions contained in such letter, to provide debt financing in the amounts set forth therein, to enable Parent to consummate the Merger and make all payments required under and in connection with the Merger Agreement. The debt and equity financing commitments are subject to customary closing conditions, and the Merger is subject to possible termination events under circumstances specified in the Merger Agreement, subject to applicable termination fees as noted below.

Consummation of the Merger is subject to certain customary closing conditions, including, without limitation, obtaining the Company Stockholder Approval (as defined in the Merger Agreement), the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, review and clearance by the Committee on Foreign Investment in the United States, certain foreign antitrust regulatory approvals and certain other filings and approvals (together, “Required Governmental Approvals”).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including the right to terminate the Merger Agreement to accept a superior proposal subject to compliance with certain procedures specified in the Merger Agreement. Upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay Parent a termination fee of approximately $209.7 million (the “Company Termination Fee”).

If the Merger Agreement is terminated (A) (i) by either Parent or the Company because the Company Stockholder Approval (as defined in the Merger Agreement) was not obtained at the Company Stockholders Meeting (as defined in the Merger Agreement) or (ii) by Parent if there has been a breach of any representation, warranty or covenant by the Company causing a closing condition not to have been satisfied which is not capable of being cured in all material respects by at least 30 days from the delivery of written notice to the Company of such breach, or if earlier, by May 8, 2020 (the “End Date”), (B) any Alternative Acquisition Proposal (as defined in the Merger Agreement) has been made known to the Company or publicly announced by any Person (as defined in the Merger Agreement) (other than by Parent, Merger Sub or their respective affiliates) and, in either case, not withdrawn after the date of the Merger Agreement but prior to such termination or, prior to the Company stockholders meeting, and (C) the Company, within 12 months of the termination date of the Merger Agreement, enters into a definitive agreement with respect to any proposal for the acquisition of 50% or more of the Company or consummates such proposal, then within 2 business days of the earlier of entering into such definitive agreement or consummation of such proposal, the Company shall pay to Parent by wire transfer of immediately available funds the Company Termination Fee;

The Merger Agreement also provides that, upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay the Company a termination fee of approximately $419.4 million (the “Parent Termination Fee”). If the Merger Agreement is terminated by the Company because (i) there has been a breach of representation, warranty or covenant by Parent or Merger Sub that would cause the closing condition not to be satisfied, which is not cured or reasonably capable of being cured in all material respects by at least 30 days from the delivery of written notice to the Company of such breach or if earlier, by May 8, 2020, or (ii) all of the mutual conditions to closing have been satisfied, the Company has satisfied all of its closing conditions, the Company irrevocably confirms that it is ready to close, and Parent and Merger Sub fail to consummate the Merger within three business days, then, in each of case (i) or (ii), the Parent Termination Fee will become payable by Parent to the Company.

In addition to the foregoing, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by May 8, 2020, provided, however, that if, on such date, the Required Governmental Approvals have not been satisfied but all other conditions to Closing other than those conditions, which by their nature are to be satisfied at the Closing, each of which is, as of such date, capable of being satisfied if the Closing were to occur at such time, then the End Date will be automatically extended to August 8, 2020 and the right to terminate the Merger Agreement will not be available to a party if the failure of the Merger to have been consummated on or before the End Date was caused by the failure of such party to perform any of its obligations under this Agreement.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•                  should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                  may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•                  may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•                  were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Forward Looking Statements

Certain statements made herein, including, for example, statements regarding the benefits of the transaction, certainty of the transaction, the anticipated timing of the transaction and future results or expectations of the Company, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These forward-looking statements typically include words such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved, and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the Merger Agreement; the outcome or length of any legal proceedings that have been, or will be, instituted related to the Merger Agreement; the inability to complete the Merger due to the failure to timely or at all obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt on a timely basis or at all of any required regulatory clearances related to the Merger; the failure of Parent to obtain or provide on a timely basis or at all the necessary financing as set forth in the equity commitment letters delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”) as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at https://investors.zayo.com or by contacting the investor relations department of the Company. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed Merger, the Company will file a proxy statement on Schedule 14A with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed

Merger. This report is not a substitute for the proxy statement or any other document which the Company may file with the SEC. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed Merger and related matters. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, RELATED MATTERS AND THE PARTIES TO THE MERGER. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Participants in the Solicitation

This report does not constitute a solicitation of a proxy from any stockholder with respect to the proposed Merger. However, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, the Company’s definitive proxy statement on Schedule 14A for the 2018 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the Merger if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of May 8, 2019, by and among the Company, Parent and Merger Sub.(1)

(1)         Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

	By:	/s/ Matt Steinfort
	Name:	Matt Steinfort
	Title:	Chief Financial Officer

DATED: May 9, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group, LLC

	By:	/s/ Matt Steinfort
	Name:	Matt Steinfort
	Title:	Chief Financial Officer
DATED: May 9, 2019